                                                                  EXHIBIT 10.19

                                  OFFICE LEASE


This Lease is made and executed by and between Upland Farms, hereinafter referred to as Lessor, and Richmond Bank, hereinafter referred to as Lessee.

This Lease formalizes the Lessors forgiveness of historical CPI increases from July 31, 1993 through July 31, 1996 as previously agreed by both the Lessee and Lessor. The new rate is deemed competitive and a reduction of previously agreed rates and is fixed for the remaining six years of the original ten year term, extending the terms of this contract for an additional four years.

1. DESCRIPTION OF PREMISES. Lessor leases to Lessee the premises located at 1509 North Milwaukee Avenue, Libertyville, Illinois, depicted on the plat attached hereto and made a part hereof, consisting of approximately 2,690 square feet, which represents eleven (11%) percent of the total rentable square footage in said building.

2.   TERM.   The term of this Lease is ten years beginning August 1, 1996 and ending on July 31, 2006.

3.   BASE RENT.

         I. Lessee agrees to pay Lessor at the rate of $11.33 per sq. ft. on 2,690 square feet of office space and for the base rent the sum of $91,432.98 for the term of the lease, in equal monthly installments of $2,539.80.

4.   ADDITIONAL RENT.

     A. TAXES. The Lessee shall pay his proportionate share of the real estate taxes. Said adjustment shall be made after tax bills are received from the County Collector. In any year that the Lessee shall occupy the premises for less than a full year, the Lessee shall pay his prorata portion of the taxes based upon the last ascertainable tax bill. Lessee shall also pay his proportionate share of any special taxes or levies assessed against said property. Said taxes shall be paid monthly with each rent payment.

     B. COMMON AREA MAINTENANCE. In addition, Lessee shall pay as additional rent Lessee's proportionate share of the common area maintenance assessed against the property on which the premises are located during the lease term. Common area maintenance expenses shall include but not be limited to those expenses incurred for the maintenance and repair of the structure; parking area; heating and air-conditioning units; fire, extended coverage and general liability insurance; scavenger service; snow removal service; landscaping; utilities and other like expenses. The Lessee's portion of the estimated common area maintenance expense shall be paid monthly with each rent payment.

     C. PRO RATA EXPENSES. Lessee's pro rata expenses shall be determined as the percentage that the number of square feet in the leased premises bears to the total rentable square feet in the building.

5. REPAIR AND MAINTENANCE. Lessee has examined the premises and acknowledges that the premises are in good order and repair. Lessee, at his expense, shall maintain and keep the premises, including, without limitation, windows, doors, store front and interior walls, in good repair. Lessee shall also maintain lighting, heating, air-conditioning and plumbing fixtures and apparatus. Lessee shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances therein and shall, in the use of the occupancy and premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments.

     All improvements made by Lessee to the premises which are attached to the premises so that they cannot be removed without material injury to the premises shall become the property of the Lessor upon installation. Not later than the last day of the term, Lessee shall, at Lessee's expense, unless otherwise agreed to by Lessor, remove all of Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinets, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of such property and improvements; surrender the premises in as good condition as they were at the beginning of the term; reasonable wear, damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, employees, visitors or licensees excepted. All property of Lessee remaining on the premises after the last day of the term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor and Lessee shall reimburse Lessor for the cost of removal.

6. CONDITIONS OF LESSOR'S LIABILITY. The Lessor shall not be liable for any damage occasioned by failure to keep the premises in repair, and shall not be liable for any damage done or occasioned by or from plumbing, gas, water, steam, or other pipes, sewerage, or the bursting, leaking or running from any cistern, tank, wash stand, water closet or waste pipe in, above, upon or about the premises, nor for damage occasioned by water, snow or ice, being upon or coming through the roof, trap door or otherwise, nor for any damage arising from acts or neglect by owners or occupants of adjacent or contiguous property.

7. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to, or on and about the premises.

8. INSURANCE. Lessee shall procure and maintain in force during the term of this Lease and any extension thereof, at his expense, public liability insurance in companies approved by Lessor, adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased premises, in a minimum amount of $500,000.00 for each person injured, $1,000,000.00 for any one accident, and $100,000.00 for property damage. Such insurance policies shall provide coverage for Lessor's contingent liability on such claims or losses. The policies shall be delivered to Lessor for keeping. Lessee agrees to obtain a written obligation from the Insurers to notify Lessor in writing at least thirty (30) days prior to cancellation or renewal of such policies. Lessee agrees that if such insurance policies are not kept in force during the entire term of this Lease and any extension thereof, Lessor may procure the necessary insurance and pay the premium therefor, and that such premium shall be repaid to Lessor as an additional rent installment for the month following the date on which such premiums are paid.

9. NO USE THAT INCREASES INSURANCE RISK. Lessee shall not use the premises in any manner, even in his use for the purpose for which the premises are leased, that will increase risks covered by insurance on the building where the premises are located so as to increase the rate of insurance on the premises or to cause cancellation of any insurance policy covering the building. Lessee further agrees not to keep on the premises, or permit to be kept, used or sold thereon, anything prohibited by the policy of fire insurance covering the premises. Lessor shall comply, at his own expense, with all requirements of insurers necessary to keep in force the fire and public liability insurance covering the premises and building.

10. DAMAGES TO BUILDING. If the building is damaged by fire or any other cause, and if the premises shall not be reasonably usable for the purposes for which they are leased hereunder, then Lessee may no later than the 30th day following the damage give Lessor notice of election to terminate this lease. In the event of election, this lease shall be deemed to terminate on the date of the occurrence causing such damage. Lessee shall surrender possession of the premises within a reasonable time thereafter and the rent, and any additional rent, shall be apportioned as of the date of surrender. Any rent paid for any period beyond such date shall be repaid to the Lessee.

     If Lessor does not elect to terminate this lease, Lessor shall restore the building and the premises with reasonable promptness, subject to delays beyond Lessor's control and the delays in the making of insurance adjustments between Lessor and his insurance carrier, and Lessee shall have no right to terminate this Lease except as herein provided. Lessor need not restore fixtures and improvements owned by Lessee. In any case in which the use of the premises is affected by any damage to the building, there shall be either an abatement or an equitable reduction in rent depending on the period for which and the extent to which the premises are not reasonably usable for the purposes for which they are leased hereunder. If the damage results from the fault of Lessee, or Lessee's agents, employees, visitors or licensees, Lessee shall not be entitled to any abatement or reduction of rent except to the extent, if any, that Lessor receives the proceeds of rent insurance in lieu of such rent.

11. EMINENT DOMAIN. If the premises or any part therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee and for moving expenses.

12.  DEFAULT OF TENANTS.

     A. LATE PAYMENT. A late payment charge to cover administrative expenses of 10% of the monthly rental including additional rental will be assessed if the rent payment is not received by the 5th of the month.

     B. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any rent, or additional rent default within five (5) days, or other default within ten (10) days after the giving of such notice, then Lessor may terminate this lease. On the date specified in such notice the term of this Lease shall terminate and Lessee shall then quit and surrender the premises to Lessor but Lessee shall remain liable as hereinafter provided.

     C. Lessee shall pay upon demand all Lessor's costs, charges and expenses, including fees of attorneys, agents and others retained by Lessor, incurred in enforcing any of the obligations of Lessee under this Lease or in any litigation, negotiation or transaction in which Lessor shall, without Lessor's fault, become involved through or on account of this Lease.

13. SECURITY DEPOSIT. Lessee shall pay a security deposit to Lessor in the sum of $2539.80 as security for its obligations under this Lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this Lease.

14. ASSIGNMENT OR SUBLEASE. Lessee shall not without first obtaining the written consent of Lessor assign, mortgage, pledge or encumber this lease, in whole or in part, or sublet the premises or any part thereof. This covenant shall be binding on the legal representatives of Lessee, and on every person to whom Lessee's interest under this lease passes by operation of law, but it shall not apply to an assignment or subletting to the parent or subsidiary of a corporate Lessee or to a transfer of the leasehold interest occasioned by a consolidation or merger involving such Lessee.

15. UTILITIES. Lessor shall provide or cause to be provided separate meters for gas, water and electricity for the leased premises and all such utilities for the leased premises shall be billed to and paid directly by Lessee. In the event of the failure of Lessee to pay said utility bills, Lessor shall have the right to pay the same.

16. PARKING. Lessee, shall have the non exclusive right to use the parking spaces provided at said building. Employees and licensees of Lessee shall park in the farthest spaces, thus providing convenient parking accommodations for the clients of this office building. No trucks belonging to Lessee, to suppliers of Lessee, or to delivery agents of Lessee shall be permitted to remain parked in the parking area at any time.

17. SIGNS. Lessee shall be entitled to place identification signs on the monument sign located on the premises to be used in conjunction with other tenants of the building. All signs shall be in conformance with the Village of Libertyville Sign Ordinance and shall be subject to the written approval of Lessor. Lessee further agrees not to place any signs in windows, or so the signs are visible from the exterior without Lessor's written consent and Lessee agrees to remove signs, displays, advertisements or decorations that it has placed on the premises which in Lessor's opinion are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisements or decorations within two (2) days after receiving written notice from Lessor to remove the same, Lessor reserves the right to enter premises and remove them at Lessee's expense.

18. SURRENDER OF PREMISES AND HOLDOVER. Lessee agrees to accept the premises on possession as being in a good state of repair and in sanitary condition. Lessee shall surrender the premises at the end of the lease term if the lease is not renewed in the same condition as when he took possession, allowing for reasonable use and wear, and damage by acts of God, including fire and storms. Lessee shall remove all business signs or symbols placed on the premises by him before redelivery of the premises to Lessor and shall restore the portion of the premises on which they were placed in the same condition as before their placement. If Lessor fails to surrender possession as required, such holding over shall constitute a tenancy at sufferance at a rent of $200.00 per day for each day Lessee remains in possession.

19. SUBORDINATION TO MORTGAGE. This Lease is subordinate at all times to the lien of existing and future mortgages on the leased property. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee will nevertheless, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee, provided, however, that any future mortgages shall not provide for payments in excess of the amount of the rent required to be paid by the Lessee under the terms of this Lease. Lessor shall have the right if Lessee defaults in said payments to make said payments and deduct the amount from the rental payments.

20. ESTOPPEL CERTIFICATE. Lessee shall within ten (10) days after each written request from Lessor, execute and deliver an estoppel letter with respect to this Lease in form and substance satisfactory to Lessor signed by an officer or partner of Lessee. Lessee's failure to deliver such statement within said ten (10) day period shall be conclusive upon Lessee that this lease is in full force and effect, without modification.

21. INTEREST ON DEFAULT. All amounts owing to Lessor under this Lease for which the date of payment is not expressly fixed, shall be paid within ten (10) days after the date Lessor renders appropriate statements of account. Lessee shall pay Lessor interest on any delinquent rent or other sums owing under this Lease at a rate equal to eighteen percent (18%) per annum from the date due until paid.

22. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

     Lessor:  Upland Farms, Inc.
              1509 North Milwaukee Avenue
              Libertyville, Illinois  60048

     Lessee:  Richmond Bank
              1509 North Milwaukee Avenue
              Libertyville, Illinois  60048

Notices shall be delivered by hand or by United States certified mail, postage prepaid, return receipt requested. Notices shall be considered to have been given upon personal delivery to the addressee or upon posting in the United States mails as required herein.

In Witness our signatures this 1st day August of 1996.

LESSOR:                                           LESSEE:

Upland Farms, Inc.                                Richmond Bank
c/o Charles F. Wonderlic                          c/o Charles F. Wonderlic
1509 North Milwaukee Avenue                       1509 North Milwaukee Avenue
Libertyville, Illinois  60048                     Libertyville, Illinois  60048



By: /s/ Charles F. Wonderlic                       By: /s/ Charles F. Wonderlic


The undersigned in consideration of the Lessor entering into the lease with the Corporation does hereby personally guarantee the performance of all of the terms and covenants contained in said lease including the payment of costs and attorney's fees in the event of default.



By: /s/ Melida Torres                              By: /s/ Ronald B. Clonts